UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2008

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Tootie Pie Company, Inc.

(Exact name of registrant as specified in its charter)

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NV	333-135702	72-1602919
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

129 Industry Drive Boerne, TX  78006

(Address of Principal Executive Office) (Zip Code)

(210) 737-6600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2008, our Board of Directors approved bonuses in the form of fully-vested stock options effective March 31, 2008 for our named executive officers, Don Merrill, our President and Chief Executive Officer, and David Patterson, our Treasurer and Chief Financial Officer.  The stock options were granted under our 2008 Stock Option and Incentive Plan.

The following table summarizes the approved stock options granted to each of our named executive officers:

Name/Title	Stock Option Shares	Term	Exercise Price	Type of Stock
Don Merrill Chairman of the Board of Directors, President and Chief Executive Officer	75,000	10 Years	$0.90 per share	Registered Common Stock
David Patterson Treasurer and Chief Financial Officer	50,000	10 Years	$0.90 per share	Registered Common Stock

This report contains forward-looking statements that involve risks and uncertainties.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including the risks described in our annual report on Form 10-K and other filings we make from time to time filed with the Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made.  We do not intend to update any of the forward-looking statements after the date of this report to conform these statements to actual results or to changes in our expectations, except as required by law.

ITEM 9.01

Financial Statements and Exhibits.

EXHIBIT NO.

DOCUMENT DESCRIPTION

10.1

Tootie Pie Company, Inc. 2008 Stock Option and Incentive Plan, dated January 14, 2008 (included as Exhibit 10.1 to the Registration Statement on Form S-8 filed January 22, 2008 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOOTIE PIE COMPANY, INC.

By:	/s/ Don Merrill
Don Merrill President and Chief Executive Officer

Date:  April 4, 2008